EXHIBIT 99.2
EQUITY ONE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2005
(In thousands, except per share amounts)

	Historical (A)	JV Trans- action (B)	Other Transactions (C)	Use of Proceeds (D)	Pro Forma Consolidated
ASSETS
PROPERTIES:
Income producing	$1,661,243	-	$83,670	-	$1,744,913
Less: accumulated depreciation	(111,031)	-	-	-	(111,031)
Income producing property, net	1,550,212	-	83,670	-	1,633,882
Construction in progress and land held for development	64,202	-	25,044	-	89,246
Properties held for sale	282,091	$(272,711)	-	-	9,380
Properties, net	1,896,505	(272,711)	108,714	-	1,732,508
CASH AND CASH EQUIVALENTS	102	258,101	-	$(229,010)	29,193
CASH HELD IN ESCROW	-	50,555	-	-	50,555
ACCOUNTS AND OTHER RECEIVABLES, NET	17,600	-	-	-	17,600
SECURITIES	67,588	-	25,953	-	93,541
INVESTMENTS IN JOINT VENTURES	-	-	-	-	-
GOODWILL	12,013	-	-	-	12,013
OTHER ASSETS	58,225	-	1,206	-	59,431
TOTAL	$2,052,033	$35,945	$135,873	$(229,010)	$1,994,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
NOTES PAYABLE
Mortgage notes payable	$392,480	-	$(11,273)	-	$381,207
Mortgage notes payable related to property held for sale	54,445	$(54,445)	-	-	-
Unsecured revolving credit facilities	93,165	-	22,236	$(115,401)	-
Unsecured senior notes payable	465,404	-	125,000	-	590,404
	1,005,494	(54,445)	135,963	(115,401)	971,611
Unamortized premium on notes payable	15,830	-	(775)	-	15,055
Total notes payable	1,021,324	(54,445)	135,188	(115,401)	986,666

OTHER LIABILITIES
Accounts payable and accrued expenses	40,161	(1,712)	481	-	38,930
Tenant security deposits	9,561	(1,350)	204	-	8,415
Other liabilities	6,833	4,526	-	-	11,359
Total liabilities	1,077,879	(52,981)	135, 873	(115,401)	1,045,370

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	1,425	-	-	-	1,425

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value - 10,000 shares authorized but unissued	-	-	-	-	-
Common stock, $0.01 par value - 100,000 shares authorized, 75,409 shares issued and outstanding	754	-	-	-	754
Additional paid-in capital	955,378	-	-	-	955,378
Retained earnings	22,950	88,926	-	(113,609)	(1,733)
Accumulated other comprehensive gain	3,404	-	-	-	3,404
Unamortized restricted stock compensation	(9,692)	-	-	-	(9,692)
Notes receivable from issuance of common stock	(65)	-	-	-	(65)
Total stockholders’ equity	972,729	88,926	-	(113,609)	948,046
TOTAL	$2,052,033	$35,945	$135,873	$(229,010)	$1,994,841

EQUITY ONE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share amounts)

	Historical (A)	JV Transaction (B)	Other Trans-actions (C)	Use of Proceeds (D)	Pro Forma Consolidated

RENTAL INCOME:
Minimum rents	$191,634	$(30,687)	$7,943	$-	$168,890
Expense recoveries	54,643	(10,162)	3,845	-	48,326
Termination fees	4,940	(102)	-	-	4,838
Percentage rent payments	1,747	(30)	-	-	1,717
Total rental revenue	252,964	(40,981)	11,788	-	223,771

COSTS AND EXPENSES::
Property operating expenses	66,818	(12,412)	4,547	-	58,953
Rental property depreciation and amortization	43,162	(7,919)	4,762	-	40,005
General and administrative expenses	17,281	-	-	-	17,281
Total costs and expenses	127,261	(20,331)	9,309	-	116,239

INCOME BEFORE OTHER INCOME & EXPENSES, DISCOUNTED OPERATIONS AND MINORITY INTEREST	125,703	(20,650)	2,479	-	107,532

OTHER INCOME AND EXPENSES:

Interest expense	(51,750)	3,955	(6,669)	$4,459	(50,005)
Amortization of deferred financing fees	(1,512)	58	(115)	-	(1,569)
Investment income	7,941	-	4,182	-	12,123
Equity in income of joint ventures	-	(279)	-	-	(279)
Other income	498	630	-	-	1,128
INCOME BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS	80,880	(16,286)	(123)	4,459	68,930

MINORITY INTEREST	(188)	-	-	-	(188)

INCOME FROM CONTINUING OPERATIONS	$80,692	$(16,286)	$(123)	$4,459	$68,742

EARNINGS PER SHARE:

BASIC EARNINGS PER SHARE
Income from continuing operations	$1.10				$0.93

NUMBER OF SHARES USED IN COMPUTING BASIC EARNINGS PER SHARE	73,840				73,840

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.08				$0.92

NUMBER OF SHARES USED IN COMPUTING DILUTED EARNINGS PER SHARE	74,790				74,790

Equity One Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 1. Presentation

On April 25, 2006, certain subsidiaries of Equity One, Inc. (“Equity One” or the “Company”) completed a disposition of twenty-nine Texas community and neighborhood shopping centers (the “Properties”) pursuant to a Contribution and Sale Agreement (the “Contribution Agreement”) with Texas Retail, LLC, an affiliate of Investcorp International Realty, Inc. (“Investcorp”) in which the Company agreed to sell or contribute the Properties to EQYInvest Texas, LLC, a Delaware limited liability company (the “JV”). In consideration for the sale, Equity One realized net proceeds of approximately $308.7 million, including adjustments for the Company’s equity interest in the JV, the repayment of $54.4 million of mortgage notes, settlement of certain liabilities related to the Properties and transaction costs, and has received a 20% interest in the JV. The JV acquired the Properties for a total consideration of approximately $387.2 million. Contemporaneously with the closing and in order to fund a portion of the cash consideration, the JV obtained financing in an aggregate amount of approximately $312.2 million which was secured by a mortgage interest in the Properties. The Company will not receive any contingent consideration for the sale. The Company has guaranteed the JV an operating return based on certain predetermined targets for the first twelve months following the sale, which will require the Company to pay to the JV an amount of up to $2.0 million in the event that the JV does not achieve its targeted operating returns, and has agreed to fund remaining construction costs to complete various projects in an amount up to $2.5 million. The maximum exposure of the guarantees by the Company is included as a deferred gain and such amounts will be recognized as additional gain in future periods by the Company to the extent not drawn.

In addition, at the closing of the Contribution Agreement, an affiliate of the Company entered into a Management Agreement (the “Management Agreement”) pursuant to which the Company will also be responsible for the management and leasing the Properties on behalf of the JV (the closing of the contribution and sale of the Properties, the closing of the financing transaction, the execution of the Management Agreement and the other related transactions are referred to herein as the “JV Transaction”).

The Company has used a portion of the net proceeds to pay down the outstanding balance on the Company’s revolving credit facility. In addition, the Company expects to pay a special cash distribution of up to $1.50 per share of common stock to its stockholders, subject to the approval of its board of directors

Certain other significant capital transactions were completed during the period ended March 31, 2006, including (i) the acquisition by the Company of three shopping centers (collectively, the “Acquisitions”), (ii) the public offering of $125.0 million principal amount of 6% unsecured senior notes maturing in September 2016 (the “Debt Offering”), (iii) the additional acquisition of approximately 1.191 million shares of DIM Vastgoed N.V., and (iv) the repayment of $11.3 million of mortgage notes payable. These transactions are significant to the understanding of the Company’s current financial position and operations (collectively, “Other Transactions”).

The preceding Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005, presents the historical amounts for the Company, adjusted for the effects of the JV Transaction and Other Transactions, as if such transactions took place on December 31, 2005.

The Unaudited Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the JV Transaction and Other Transactions actually occurred on December 31, 2005, nor does it purport to represent the future financial position of the Company.

The preceding Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005, presents the historical amounts for the Company, adjusted for the effects of the JV Transaction and Other Transactions, as if such transactions had occurred at the beginning of the period.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005, is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the JV Transaction and Other Transactions actually occurred at the beginning of the period, nor does it purport to represent the future financial position of the Company.

Note 2. Unaudited Pro Forma Consolidated Balance Sheet Assumptions

A)
Reflects the Company’s consolidated balance sheet as of December 31, 2005, as contained in the historical financial statements and notes thereto presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

B)	Represents management’s estimate of the adjustments to reflect the JV Transaction as follows:

1.	Properties held for sale represents the sale and contribution of the Properties, net of accumulated depreciation, to the JV.

2.
Cash and cash equivalents represents the net proceeds received by the Company from the JV Transaction, including adjustment for the Company’s equity interest in the JV, the repayment of mortgage notes, the settlement of certain liabilities related to the Properties and transaction costs.

3.	Cash held in escrow represents proceeds escrowed in anticipation of the execution of non-recognition of gain from exchanges under Section 1031 of the Internal Revenue Code.

4.	Mortgage notes payable related to properties held for sale represents the repayment of the mortgage notes secured by the Properties upon completion of the JV Transaction.

5.	Accounts payable and accrued expenses and tenant security deposits represents the settlement of certain liabilities relating to the Properties upon completion of the JV Transaction.

6.
Other liabilities represents deferred gain related to the Company’s guarantee on the return to the JV on its investment for a 12-month period, not to exceed $2.0 million, and the funding of future construction costs of up to $2.5 million. The maximum exposure of the guarantees by the Company is included as a deferred gain and such amounts will be recognized as additional gain in future periods by the Company to the extent not drawn.

7.	Stockholders’ equity represents the estimated gain on sale to be recognized by the Company upon completion of the JV Transaction, excluding the deferred gain on the guarantees by the Company.

C)	Represents management’s estimate of the adjustments to reflect the Other Transactions as follows:

1.
Properties represent the acquisition costs incurred by the Company for the Acquisitions. Other liabilities are amounts assumed on the purchase of the properties, including real estate taxes and tenant security deposits.

2.
Securities represents the additional acquisition costs of approximately $24.6 million on the purchase of an additional 1.191 million shares of DIM Vastgoed N.V and the related adjustment to fair value of $1.3 million.

3.	Mortgage notes payable represents the repayment of $11.3 million of mortgage notes payable.

4.
Unsecured senior notes represents the public offering of $125.0 million principal amount of 6% unsecured senior notes maturing in September 2016. Other assets represent the debt issuance costs and unamortized premium represents the discount on the notes.

D)	Use of Proceeds

1.	Unsecured revolving credit facilities represent the use of a portion of the proceeds from the JV Transaction to repay the amount outstanding.

2.
Stockholders’ equity represents the use of a portion of the proceeds from the JV Transaction for an expected payment of a special cash distribution of up to $1.50 per share of common stock to our stockholders, subject to approval of the board of directors. The amount is based on the shares outstanding at February 27, 2006, the filing of our 2005 Annual Report and assumes that the dividend paid to be $1.50 per share.

Note 3. Unaudited Pro Forma Statement of Operations Assumptions

A)
Reflects the Company’s consolidated statement of operations for the year ended December 31, 2005, as contained in the historical financial statements and notes thereto presented in the Company’s Form 10-K for the year ended December 31, 2005.

B)	Represents management’s estimate of the adjustments to reflect the JV Transaction as follows:

1.
Rental income and costs and expense represents the operations of the Properties for the year ended December 31, 2005, that were sold or contributed by the Company to the JV in connection with the JV Transaction.

2.	Interest expense and amortization of deferred financing fees relates to financing expenses associated with the Properties that were repaid concurrently with the JV Transaction.

3.	Equity in loss of joint ventures represents the Company’s estimated allocable loss from the JV, after taking into account the JV Transaction activity.

4.	Other income represents management fee income pursuant to the Management Agreement as follows:

Property management fee income	$2,318
Less expenses associated with generating the revenue that were previously reflected in property operating expenses	(1,688)
Net management fee income	$630

Prior to the JV Transaction, property management fee income was eliminated upon consolidation and property management operating expenses were reflected in property operating expenses. This management fee income after the JV Transaction, net of related expenses, will be reflected as other income after the JV Transaction.

C)	Certain other significant capital transactions were completed during the period ended March 31, 2006, including the following:

1.	Rental income and costs and expenses represent the Acquisitions’ incremental operating results.

2.
Interest expense represents the interest incurred related to the Debt Offering, offset by a reduction in interest due to the repayment of $11.3 million of mortgage notes payable. Prepayment penalties and write-off of unamortized debt issuance costs are excluded, as such items are considered non-recurring.

3.	Amortization of deferred financing fees relates to costs associated with the Debt Offering.

4.	Investment income represents the dividend paid by DIM Vastgoed on their ordinary shares in 2005, based on our ownership of 3.574 million ordinary shares.

D)	Interest expense represents the elimination of interest that was incurred by the Company on the unsecured revolving credit facility for the year ended December 31, 2005.